As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0306875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Chelmsford Street

Lowell, MA 01851

(978) 656-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Croteau

President and Chief Executive Officer

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

(978) 656-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	9,235,600(1)	$13.55	$125,142,380	$17,070

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate numbers of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the registrant’s common stock on May 14, 2013, as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 21, 2013

PROSPECTUS

9,235,600 Shares of Common Stock

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 9,235,600 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any. The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MTSI.” On May 20, 2013, the closing price of our common stock on the Nasdaq Global Select market was $13.82.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time a selling stockholder offers the securities described in this prospectus, the selling stockholder is required to provide you with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Information Incorporated By Reference” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. References in this prospectus to “we,” “us” and “our” are to M/A-COM Technology Solutions Holdings, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.macomtech.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended September 28, 2012 filed with the SEC on November 28, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended December 28, 2012 and March 29, 2013 filed with the SEC on February 1, 2013 and May 3, 2013, respectively;

•	Current Reports on Form 8-K filed with the SEC on October 11, 2012, December 12, 2012, March 6, 2013 and March 26, 2013; and

•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A filed with the SEC on March 9, 2012, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

(978) 656-2500

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “will continue,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference, and in any other public statements we make may turn out to be materially inaccurate due to factors described under “Risk Factors” below and other factors that are unknown to us. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual results may differ materially than those predicted or suggested by our forward-looking statements.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in those annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K which we incorporate by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

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RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, you should carefully consider the specific factors set forth under the caption “Risk Factors” in our annual and quarterly reports filed with the SEC, and in any other documents which are included or incorporated by reference in this prospectus and in any applicable prospectus supplement.

OUR COMPANY

We are a leading provider of high-performance analog semiconductor solutions for use in wireless and wireline applications across the radio frequency, microwave and millimeterwave spectrum. We leverage our system-level expertise to design and manufacture differentiated, high-value products for customers who demand high performance, quality and reliability. The diversity and depth of our business across technologies, products, applications, end markets and geographies provide us with opportunities for growth and enable us to develop broad relationships with our customers. We offer over 2,700 standard and custom devices, which include integrated circuits, multi-chip modules, power pallets and transistors, diodes, switches and switch limiters, passive and active components and complete subsystems, across 38 product lines serving over 6,000 end customers in four large primary markets with opportunities for long-term future growth. Our semiconductor products are electronic components that our customers incorporate into their larger electronic systems, such as point-to-point radios, radar, automobile navigation systems, cable television (“CATV”) set-top boxes, magnetic resonance imaging systems and unmanned aerial vehicles. Our primary markets are Networks, which includes CATV, cellular backhaul, cellular infrastructure and fiber optic applications; Aerospace and Defense; Automotive, which includes global positioning modules we sell to the automotive industry; and Multi-market, which includes industrial, medical, mobile communications and scientific applications.

We were incorporated under the laws of the State of Delaware in March 2009. The address of our principal executive offices is 100 Chelmsford Street, Lowell, Massachusetts 01851, and our telephone number is (978) 656-2500. Our website address is www.macomtech.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

USE OF PROCEEDS

The selling stockholders may offer and sell up to an aggregate of 9,235,600 shares of our common stock from time to time under this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

We are registering an aggregate of 9,235,600 shares of our common stock to permit the stockholders listed in the table below, which we otherwise refer to as the selling stockholders, and their permitted assigns who receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “Plan of Distribution” below. The shares held by John and Susan Ocampo and their affiliates were issued by the Company in various transactions since our incorporation in March 2009, including the merger with Mimix Holdings, Inc. in May 2010. The shares issued to the funds affiliated with Summit Partners, L.P. were issued in connection with a private placement transaction in December 2010.

The information is based on information that has been provided to us by or on behalf of the selling stockholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. Because the selling stockholders may from time to time use this prospectus to offer all or some portion of the shares of our common stock offered hereby, we cannot provide an estimate as to the amount or percentage of our common stock that will be held by the selling stockholders upon termination of any particular offering or sale under this prospectus. In addition, since the date on which they provided us information regarding their holdings, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of our common stock in transactions exempt from the registration requirements of the Securities Act.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which the selling stockholders have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

The percent of beneficial ownership for the selling stockholders is based on 46,092,727 shares of our common stock outstanding as of May 14, 2013. Under Rule 13d-3(d)(1) of the Exchange Act, shares which the selling stockholders have the right to acquire within 60 days of the date of this prospectus are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of such selling stockholder.

	Shares of Common Stock
Selling Stockholders	Beneficially Owned Prior to the Offering	Percentage Outstanding Prior to the Offering	Number of Shares Offered Pursuant to this Prospectus		Beneficially Owned After the Offering (1)	Percentage Outstanding After the Offering (1)
John Ocampo and affiliates (2)	25,066,118	54.4%	5,000,000	(4)	20,066,118	43.5%
Summit Partners, L.P. (3)	9,745,341	20.6%	4,235,600	(5)	5,509,741	11.6%

(1)	Assumes all of the securities offered by this prospectus are sold.
(2)	Represents 23,645,500 shares beneficially owned by family trusts affiliated with John and Susan Ocampo. Mr. and Mrs. Ocampo are the co-trustees of each of the family trusts and hold voting and dispositive power over the shares held in the family trusts. Also includes 1,420,618 shares beneficially owned by GaAs Labs, LLC (“GaAs Labs”). The family trusts of Mr. and Mrs. Ocampo are the sole members of GaAs, Labs. The address of the family trusts and GaAs Labs is c/o M/A-COM Technology Solutions Holdings, Inc., 100 Chelmsford Street, Lowell, MA 01851. Mr. Ocampo is our Chairman of the Board and Ms. Ocampo is a director of the Company.
(3)

Represents 6,075,480 shares beneficially owned by Summit Partners Private Equity Fund VII-A, L.P., 3,649,030 shares beneficially owned by Summit Partners Private Equity Fund VII-B, L.P., 16,224 shares beneficially owned by Summit Investors I, LLC, and 1,145 shares beneficially owned by Summit Investors I (UK), L.P. Shares beneficially owned also include the following shares issuable upon the exercise of warrants that are currently exercisable: 792,454 shares beneficially owned by Summit Partners Private

Equity Fund VII-A, L.P., 475,960 shares beneficially owned by Summit Partners Private Equity Fund VII-B, L.P., 2,116 shares beneficially owned by Summit Investors I, LLC, and 149 shares beneficially owned by Summit Investors I (UK), L.P. Summit Partners, L.P. is (i) the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of each of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P., and (ii) the manager of Summit Investors Management, LLC, which is the managing member of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Partners, L.P., through a three-person Investment Committee currently composed of Bruce R. Evans, Martin J. Mannion and Peter Chung, has voting and dispositive authority over the shares held by each of these entities and therefore, Summit Partners, L.P. beneficially owns such shares. Also includes 3,462 shares held by Peter Chung, one of our directors, which he holds for the benefit of Summit Partners, L.P., which he has empowered to determine when the underlying shares will be sold and which is entitled to the proceeds of any such sales. Mr. Chung is a member of Summit Master Company, LLC, which is the general partner of Summit Partners, L.P. Accordingly, Summit Partners, L.P. and Summit Master Company, LLC may be deemed indirect beneficial owners of the shares held by Mr. Chung. Summit Partners, L.P. and Summit Master Company, LLC each disclaim beneficial ownership of the shares held by Mr. Chung except to the extent of their pecuniary interest therein. The address of each of these entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(4)	Represents 4,716,626 shares offered by family trusts affiliated with John and Susan Ocampo and 283,374 shares offered by GaAs Labs.
(5)	Represents 2,641,513 shares offered by Summit Partners Private Equity Fund VII-A, L.P., 1,586,535 shares offered by Summit Partners Private Equity Fund VII-B, L.P., 7,054 shares offered by Summit Investors I, LLC, and 498 shares offered by Summit Investors I (UK), L.P.

Relationships with Selling Stockholders

John Ocampo has served as our Chairman of the Board since March 2009. Susan Ocampo and Peter Chung, a Managing Director of Summit Partners, L.P., have each served as members of our board of directors since December 2010. Except as set forth herein, none of the selling stockholders has held any other position or office with us or our affiliates within the last three years or has had a material relationship with us or our affiliates within the past three years.

GaAs Labs Management Fee

Pursuant to an agreement entered into in fiscal year 2008 and amended in fiscal year 2010, we paid GaAs Labs a management fee of $60,000 per month in exchange for the provision of financial and strategic advisory and other services to us. As described above, GaAs Labs is an affiliate of John and Susan Ocampo. In fiscal year 2012, we paid GaAs Labs $360,000 under the agreement. The agreement terminated upon the closing of our initial public offering in March 2012.

GaAs Labs Service Agreement

In April 2012, we entered into a services agreement with GaAs Labs whereby GaAs Labs pays us for administrative and business development services provided to GaAs Labs on a time and materials basis. There are no minimum service requirements or payment obligations, and the agreement may be terminated by either party with 30 days’ notice. We received related payments of $185,000 and $170,000 from GaAs Labs for services provided in fiscal years 2012 and 2013, respectively, through the date of this filing.

Ubiquiti Design Services Agreement

In February 2012, we entered into a design services agreement with Ubiquiti Networks, Inc. John Ocampo and Peter Chung are also directors of Ubiquiti. An affiliate of Peter Chung is also an Ubiquiti stockholder. The agreement provides that we will provide engineering services to Ubiquiti toward the development of an integrated circuit device. The agreement also provides that Ubiquiti will pay us up to $500,000 for such services based on milestone achievement and sets a unit price for any future production orders of such devices, all of which has been received through the date of this filing.

Class B Preferred Stock IPO Preference Payment

Upon the closing of our initial public offering in March 2012, we were required under the terms of our then-current certificate of incorporation to pay to the holders of our Class B convertible preferred stock a preference payment of $60.0 million in the aggregate. Such holders included Summit Partners Private Equity Fund VII-A, L.P., Summit Partners Private Equity Fund VII-B, L.P., Summit Investors I, LLC and Summit Investors I (UK), L.P. Peter Chung is a Managing Director of Summit Partners, L.P., which is (i) the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Mr. Chung is also a member of Summit PE VII, LLC and a limited partner of Summit Partners PE VII, L.P. As described above, Summit Partners, L.P., through its Investment Committee, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares.

Second Amended and Restated Investor Rights Agreement

We are party to an investor rights agreement, as amended, with a group of our stockholders that includes entities affiliated with John and Susan Ocampo and the investment funds affiliated with Summit Partners, L.P. Subject to the terms and conditions of the investors’ rights agreement, these stockholders have registration rights with respect to the shares of our capital stock or warrants they, or certain of their affiliates, hold, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. This prospectus forms a part of a registration statement required by the investor rights agreement.

Tax Reimbursement

In January 2012, our board of directors approved the reimbursement of any tax penalties and interest assessed by state and federal tax authorities against persons who were our stockholders during our 2009 tax year based on amended 2009 Forms K-1 we have issued to those individuals. We were a Subchapter S tax filer during our 2009 tax year, meaning that our stockholders in that period were required to report our taxable income or losses for that period on their personal income tax returns on a pass through basis. The amended Forms K-1 reported lower tax losses than were reported on the original Forms K-1 we issued to the stockholders, which in some cases increased the personal tax obligations of those stockholders, resulting in interest and penalties being assessed against the stockholders by relevant tax authorities. Should the reimbursement of the penalties and interest create additional taxable income to the stockholders, our board of directors also agreed to pay an additional amount to the stockholders to cover the additional tax obligations. Affiliates of Mr. and Mrs. Ocampo owned substantially all of our stock during our 2009 tax year and are entitled to such reimbursement. We anticipate that the aggregate payments we make related to this authorized reimbursement will not exceed $250,000. Tax reimbursements of approximately $78,000 were paid to affiliates of Mr. and Mrs. Ocampo in fiscal year 2012 and no tax reimbursements have been paid to such persons in fiscal year 2013, through the date of this filing.

PLAN OF DISTRIBUTION

The shares of common stock are being registered to permit the resale of such shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares. The selling stockholders will pay all underwriting discounts and commissions and agent’s commissions, if any.

The selling stockholders may offer and sell the shares of common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short-sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the shares of common stock the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the shares to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered shares, in which case the transferees, donees, pledges or other successors in interest will be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the shares. The selling stockholders may decide to sell all or a portion of the shares of common stock offered by them pursuant to this prospectus or may decide not to sell any shares of common stock under this prospectus. In addition, the selling stockholders may transfer, devise or give the shares of common stock by other means not described in this prospectus. Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling stockholders are deemed to be an underwriter, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the shares. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless the common stock has been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling stockholders will be entitled to contribution from us in connection with those liabilities. The selling stockholders have agreed to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and we will be entitled to contribution from the selling stockholders in connection with those liabilities.

LEGAL MATTERS

Perkins Coie LLP, Denver, Colorado, will pass upon the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the common control business combination of M/A-COM Technology Solutions Holdings, Inc. and Mimix Holdings, Inc.), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$17,070
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Printing expenses	5,000
Miscellaneous expenses	1,000

Total	$58,070

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

Our certificate of incorporation contains provisions protecting our directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL. Our bylaws provide similar protection under Section 145 of the DGCL for our directors and officers.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

We have also entered into agreements to indemnify our directors and certain of our officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the company or that person’s status as a member of our board or directors.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-175934) filed on November 23, 2011).

4.4	Second Amended and Restated Investor Rights Agreement, dated February 28, 2012 (incorporated by reference to Exhibit 4.2 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.5†	First Amendment to the Second Amended and Restated Investor Rights Agreement, dated May 20, 2013.

5.1†	Opinion of Perkins Coie LLP.

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

†	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of Massachusetts, on May 21, 2013.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ John Croteau

Name: John Croteau
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Croteau and Conrad Gagnon, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Croteau John Croteau	President and Chief Executive Officer (Principal Executive Officer), and Director	May 21, 2013

/s/ Conrad Gagnon Conrad Gagnon	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2013

/s/ John Ocampo John Ocampo	Chairman of the Board	May 21, 2013

/s/ Susan Ocampo Susan Ocampo	Director	May 21, 2013

/s/ Charles Bland Charles Bland	Director	May 21, 2013

/s/ Peter Chung Peter Chung	Director	May 21, 2013

/s/ Mark Edelstone Mark Edelstone	Director	May 21, 2013

/s/ Gil Van Lunsen Gil Van Lunsen	Director	May 21, 2013

EXHIBIT INDEX

Exhibit No.	Document

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-175934) filed on November 23, 2011).

4.4	Second Amended and Restated Investor Rights Agreement, dated February 28, 2012 (incorporated by reference to Exhibit 4.2 to Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-175934) filed on February 28, 2012).

4.5†	First Amendment to the Second Amended and Restated Investor Rights Agreement, dated May 20, 2013.

5.1†	Opinion of Perkins Coie LLP.

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

†	Filed herewith.